Exhibit 4.3



                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                                 USBH TRUST CO.




         THIS Certificate of Amendment of USBH Trust Co. (the "Trust"), dated March 27, 1998, is being duly executed and fileld by the undersigned trustee to amend a business trust formed under the Delaware Business Trust Act (12 Del.
C. ss. 3801 et seq.).

         1. Name. The name of the business trust amended hereby is USBH Trust
Co.

         2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to:

            UCBH Trust Co.

         3. Effective Date. This Certificate of Amendment shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned Trustee of the Trust has executed this Certificate of Amendment as of the date and year first above written.


                                        WILMINGTON TRUST COMPANY,
                                        as Trustee


                                        By: /s/ Patricia A. Evans
                                            ---------------------
                                        Name:  Patricia A. Evans
                                        Title: Financial Services Officer

                              CERTIFICATE OF TRUST

                                       OF

                                 USBH TRUST CO.


         This Certificate of Trust of USBH Trust Co. (the "Trust"), dated September 26, 1997, is being duly executed and fileld by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801, et seq.).

         1. Name. The name of this business trust being formed hereby is USBH Trust Co.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square, North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administrator.

         3. Effective Date. This Certificate of Trust shall be effective upon its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the trust, have executed this Certificate of Trust as of the date first above written.


                                      Wilmington Trust Company,
                                      as Trustee



                                      By: /s/ Donald G. MacKelcan
                                          -----------------------
                                          Name:  Donald G. MacKelcan
                                          Title: Assistant Vice President



                                          /s/ Tommy Wu
                                          -----------------------
                                          Tommy Wu
                                          Administrative Trustee



                                          /s/ Dennis Alan Lee
                                          -----------------------
                                          Dennis Alan Lee
                                          Administrative Trustee



                                          /s/ Jonathan H. Downing
                                          -----------------------
                                          Jonathan H. Downing
                                          Administrative Trustee